UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events
On July 7, 2026, Coty Inc. (the “Company”), Coty International B.V. (“Coty International”), HFC Prestige International Operations Switzerland S.à.R.L (together with the Company and Coty International, the “Coty Group”), Guccio Gucci S.p.A (“Guccio Gucci”), Gucci America Inc (together with Guccio Gucci, “Gucci”) and Kering S.A. (“Kering”) entered into a License Termination and Transition Agreement (the “Termination Agreement”). The Termination Agreement relates to the License Agreement for the exclusive right to manufacture and commercialize beauty products under the Gucci brand (“Gucci Beauty”), dated April 21, 2006, as amended from time to time (the “License Agreement”).
Pursuant to the terms of the Termination Agreement, the License Agreement will terminate on June 30, 2027, one year prior to its originally scheduled expiration, subject to an option to extend the termination date further at Kering’s request (as such date may be extended, the “Anticipated Termination Date”). Under the terms of the Termination Agreement, the Company will receive aggregate consideration of approximately $400 million. The Company received $250 million in cash upon signing the Termination Agreement, and will receive an additional $150 million, subject to a potential holdback of up to $30 million in certain specified circumstances, on the earlier of the Anticipated Termination Date and September 30, 2027. The proceeds are intended to be used to reduce the Company’s debt, reinvest in the Company’s core fragrance and beauty brands, and optimize the Company’s organizational set-up to reflect the new scope of its business.

Coty has also agreed to sell to Kering an amount of Gucci Beauty inventory sufficient to support the transition. The payments for inventory are payable following invoices throughout the transition period.

In connection with the transaction, Coty, Gucci and Kering have agreed to a mutual resolution of all pending litigation and related claims concerning the Gucci Beauty license, allowing the parties to focus on an orderly transition and their respective future strategic priorities.

A copy of the press release announcing this change is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of the press release is also available on its website at www.investors.coty.com, under the “Investor News” tab.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
99.1	Press Release dated July 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: July 7, 2026	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary